Exhibit 99.1

FOR IMMEDIATE RELEASE

SAFLINK COMPANY CONTACT: SAFLINK Corporation Thomas Doggett, Marketing & Comm. Mgr. (800) 762-9595 tdoggett@saflink.com	SAFLINK PRESS CONTACT: Sterling Communications Kate Andrejack (253)-853-5030 kandrejack@sterlingpr.com

SAFLINK TO PROVIDE MAJOR PC MANUFACTURER WITH

BIOMETRIC SECURITY SOFTWARE, HARDWARE, AND SERVICES

SAFLINK products to be distributed via sales channel of large PC manufacturer

BELLEVUE, WA – (July 21, 2003) – SAFLINK® Corporation (NASDAQ: SFLK), a leading developer, marketer, and integrator of biometric security solutions, announced today that it has reached an agreement with a major PC manufacturer to provide SAFLINK’s biometric software, hardware, and services to its customers. For details on this agreement, please see SAFLINK’s website at www.saflink.com and the Company’s Form 8-K filed today with the Securities and Exchange Commission.

About SAFLINK

SAFLINK Corporation brings “The Power of Biometric Authentication™” to workstations and enterprise networks through biometrics. The Company provides cost-effective multi-biometric software solutions to verify individual identity, protect intellectual property, secure information assets, and eliminate passwords. These solutions are designed to safeguard and simplify access to electronic systems and online services. For more information, please see the Company’s Web site at www.saflink.com or call 800-762-9595.

NOTE: “SAFLINK” and “The Power of Biometric Authentication” are registered trademarks of SAFLINK Corporation.

This release contains information about management’s view of the company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the company’s financial condition, its ability to sell its products, its ability to compete with competitors and the growth of the biometrics market as well as other factors that are discussed in the company’s 424(b)(3) Prospectus filed with the SEC August 16, 2002 as amended and supplemented, and in its Annual Report on Form 10-K, as well as other documents periodically filed with the Securities and Exchange Commission.

PR 03-23